Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Cerevel Therapeutics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.0001 par value per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Equity	Preferred Stock, $0.0001 par value per share	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Warrants	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Other	Units	Rule 457(o)	(1)	(2)	(2)
Fees to Be Paid	Unallocated (Universal) Shelf	N/A	Rule 457(o)	N/A	N/A	$403,750,000	0.0001102	$44,493.25
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.0001 par value per share	Rule 415(a)(6)	(1)		$250,000,000(3)	0.0000927	N/A	S-3	333-260945	November 22, 2021	$23,175
Carry Forward Securities	Equity	Preferred Stock, $0.0001 par value per share	Rule 415(a)(6)	(1)		(2)
Carry Forward Securities	Debt	Debt Securities	Rule 415(a)(6)	(1)		(2)
Carry Forward Securities	Other	Warrants	Rule 415(a)(6)	(1)		(2)
Carry Forward Securities	Other	Units	Rule 415(a)(6)	(1)		(2)
Carry Forward Securities	Unallocated (Universal) Shelf	N/A	Rule 415(a)(6)	N/A	N/A	$246,250,000(3)	0.0000927	N/A	S-3	333-260945	November 22, 2021	$22,827.38
	Total Offering Amounts					$900,000,000		$44,493.25
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$44,493.25

(1)

There are being registered hereunder, an indeterminate number or amount, as the case may be, of common stock, preferred stock, debt securities, warrants to purchase common stock, and units, as may be offered by the registrant from time to time, which together shall have an aggregate initial offering price not to exceed $900,000,000. The securities included hereunder may be sold separately or as units with other securities registered hereunder. The securities included hereunder also include an indeterminate number of securities as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants, or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities covered by this registration statement and is not specified as to each class of security pursuant to Instruction 2.A.ii.b to Item 16(b) of Form S-3 under the Securities Act.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, securities with a maximum aggregate price of $900,000,000 registered hereunder include $496,250,000 (inclusive of up to $250,000,000 of common stock that may be offered, issued and sold pursuant to a sale agreement prospectus supplement) of unsold securities, which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously covered by the registrant’s registration statement on Form S-3 (File No. 333-260945), which was initially filed with the Securities and Exchange Commission on November 10, 2021 and became effective on November 22, 2021 (the “Prior Registration Statement”). The registrant paid a filing fee of $69,525 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement) in connection with the filing of the Prior Registration Statement. Pursuant to Rule 415(a)(6), the filing fee applicable to the Unsold Securities is hereby carried forward to be applied to the Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the registrant may continue to offer and sell the Unsold Securities under the Prior Registration Statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities under the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) under the Securities Act and the updated amount of newly registered securities to be included on this registration statement.